UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2014

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 11, 2014, the Puerto Rico Health Insurance Administration ("ASES", by its acronym in Spanish) notified Triple-S Salud, Inc., our health insurance subsidiary ("TSS"), of its intention to impose a civil monetary penalty of $6,768,000 and other administrative sanctions with respect to the breach described below involving 13,336 of our Dual Eligible Medicare beneficiaries. The sanctions include the suspension of all new enrollments of Dual Eligible Medicare beneficiaries and the obligation to notify affected individuals of their right to disenroll. In its letter, ASES alleged TSS has failed to take all required steps in response to the breach. ASES subsequently informed TSS that it expected TSS to cease such enrollment immediately and TSS has complied. TSS is preparing its response to ASES and also has the right to request an administrative hearing with respect to the findings and proposed penalties of ASES.

On September 20, 2013, TSS mailed to our approximately 70,000 Medicare Advantage beneficiaries a pamphlet that inadvertently displayed the receiving beneficiary’s Medicare Health Insurance Claim Number ("HICN"). The HICN is the unique number assigned by the Social Security Administration to each Medicare beneficiary and is considered protected health information under the Health Insurance Portability and Accountability Act ("HIPAA"). TSS conducted an investigation and reported the incident to the appropriate Puerto Rico and federal government agencies. It then received and complied with requests for information from ASES concerning our Dual Eligible Medicare beneficiaries. TSS issued a breach notification through the local media and notified the situation to all affected beneficiaries by mail. TSS also provided a toll-free number for inquiries and complaints from the individuals to whom notice was provided, and is offering them 12 months of free credit monitoring and identity protection through an independent provider.

We take this matter very seriously and are working to prevent this type of incident from happening again. At this time, we are unable to assess the financial impact of this incident on TSS and cannot estimate the impact of the prohibition on new sales and the requirement to notify the affected beneficiaries of their right to disenroll. We are also unaware of what measures, if any, will be taken by other regulators with respect to this matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

February 18, 2014	By:	Ramón M. Ruiz Comas

Name: Ramón M. Ruiz Comas
Title: President and CEO